UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1 )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to sec. 240.14a-12

BALLY TOTAL FITNESS HOLDING CORPORATION

(Name of Registrant as Specified in Its Charter)

LIBERATION INVESTMENTS, L.P.

LIBERATION INVESTMENTS LTD.

LIBERATION INVESTMENTS GROUP, LLC

EMANUEL R. PEARLMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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☐	Fee paid previously with preliminary materials.

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EXPLANATORY NOTE

This Rule 14a-12 soliciting material, which was previously filed with the Securities and Exchange Commission on November 22, 2005, is hereby amended and restated to read as follows:

On November 21, 2005, Liberation Investments, LP (“LILP”) and Liberation Investments Ltd. (“LILTD”) submitted a notice (a copy of which is attached to this filing as Exhibit 1, the “Notice”) to Bally Total Fitness Holding Corporation (the “Company”) advising it that LILP and LILTD intend to present a stockholder proposal (the “Proposal”) at the annual meeting of the Company’s stockholders slated for January 26, 2005 (the “Annual Meeting”). If adopted, the Proposal would (i) amend the Amended and Restated Bylaws of the Company (the “Bylaws”) to afford stockholders the right to remove the Chief Executive Officer and President upon the affirmative vote of a majority of the Company’s issued and outstanding stock then entitled to vote, (ii) prevent the Board of Directors of the Company from acting unilaterally to amend the Bylaws to eliminate the stockholder authority described in clause (i) of this paragraph and (iii) remove current Chief Executive Officer and President Paul A. Toback from office.

In accordance with Instruction 3 of Item 4 of Schedule 14A, LILP, LILTD, Liberation Investment Group, LLC (“LIGLLC”) and Emanuel R. Pearlman will be deemed to be participants in the solicitation in connection with the Proposal. The number of shares of the Company’s common stock beneficially owned by these persons as of November 21, 2005 is as follows: LILP (2,662,963), LILTD (1,436,487), LIGLLC (4,099,450), Mr. Pearlman (4,134,450).

SECURITY HOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY THE REPORTING PERSONS IN CONNECTION WITH THE PROPOSAL WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL BE AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV.